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                                   Exhibit 4

                                                             Page 10 of 11 Pages


                                 AMENDMENT NO. 3
                     TO CONTRIBUTION AND EXCHANGE AGREEMENT

                  This AMENDMENT NO. 3 ("Amendment") made and entered into as of the 8th day of October, 1996, by and between Pegasus Communications Holdings, Inc. ("Pegasus"), a Delaware corporation, and Harron Communications Corp. ("Harron"), a New York corporation. Pegasus and Harron are collectively referred to herein as the "Parties."

                                R E C I T A L S:

                  WHEREAS, the Parties have entered into that certain Contribution and Exchange Agreement dated as of May 30, 1996, as amended by Amendment No. 1 dated as of August 19, 1996 and Amendment No. 2 dated as of September 3, 1996 ("Agreement"); and

                  WHEREAS, the Parties wish to amend the Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises and mutual promises made herein and in the Agreement, and in consideration of the representations, warranties and covenants contained herein and in the Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                      The definition of "NRTC Patronage Capital" set forth in
                      Section 1.1 of the Agreement shall be amended in its entirety to read as follows:

                           "NRTC Patronage Capital" means any equity interest in
                      NRTC allocated to Harron, or if such equity interest is not transferrable to Pegasus at Closing, the right to receive any distributions on account of such equity interest.

                      The following clause shall be added to Section 9.4 of the Agreement:

                           (c) Harron shall have an ongoing obligation after
                      Closing to make or pay to Pegasus any distributions on account of NRTC Patronage Capital.

                      The following clause shall be added to the beginning of the last sentence of Section 11.1: "Except as otherwise provided in this Agreement,".

                  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the day and year first above written.


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                                                             Page 11 of 11 Pages


                                    PEGASUS COMMUNICATIONS HOLDINGS, INC.


                                    By: /s/ Ted S. Lodge
                                        ----------------------------------------
                                        Ted S. Lodge, Senior Vice President


                                    HARRON COMMUNICATIONS CORP.


                                    By: /s/ John F. Quigley, III
                                        ----------------------------------------
                                        John F. Quigley, III, Chief Financial
                                        Officer